EXHIBIT 99.1

En Pointe Technologies, Inc. Replies to Nasdaq Concerning Compliance with Annual Assessment of Internal Controls

Los Angeles, CA – February 27, 2009 - En Pointe Technologies, Inc. (NASDAQ:ENPT):  a leading national provider of business-to-business information technology products, services and solutions, today announced its response to Nasdaq’s inquiry of January 5, 2009.  The Company reported that it had overcome its resource shortfall and presented to Nasdaq its progress and future plans, outlined below, for the completion of its internal evaluation of compliance with Section 404 of the Sarbanes-Oxley Act of 2002:

1.	Additional resources were engaged including outside expert COSO and SOX compliance consultants, SOX Solutions, Inc. of Los Angeles, California.
2.	Frequent internal management meetings were conducted regarding the progress of compliance efforts.
3.	Audit Committee meetings were held related to updates on the SOX compliance progress.

The Company reported that it had already completed 100% of its planning, scoping and risk assessment as of its past fiscal year end, September 30, 2008.  Furthermore, the Company reported that it has now completed 100% of its narrative documentation of financial and information technology processes.  The remaining milestones of the compliance process are within the range of 25% to 96% complete and we anticipate their completion by the first week of June 2009, if not sooner.

As a measure of its commitment to achieving a Sarbanes-Oxley compliant status the Company offered its past compliance history which has been exemplary as it relates to SEC, Nasdaq and other compliance requirements.  The Company has reported satisfactory financial information in all of its filings and its independent external auditors have always issued unqualified opinions on such financial statements. In addition, the Company has routinely fully complied with all disclosure requirements required by the SEC and Nasdaq.

The Company, while optimistic on the progress and commitment it has made, cautions investors that there can be no assurance that its plan, as submitted, will be accepted by Nasdaq.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. provides the information technology marketplace, including mid-market and enterprise accounts, government agencies, and educational institutions nationwide, with computer hardware, software, and services. En Pointe has the flexibility to customize information technology services to fulfill the unique needs of each of its customers.

En Pointe employs SAP, ClarifyTM, and AccessPointeTM (an e-procurement application), proven and dependable software applications, to support its broad customer base.  Founded in 1993 and headquartered in Los Angeles, En Pointe is well represented in leading national markets throughout the United States.  En Pointe has the experience and the technology to help organizations simplify the management of their information technology infrastructure.

Visit www.enpointe.com to learn more.

This press release includes forward-looking statements.  In addition, from time to time, the Company, or its representatives, have made or may make forward-looking statements, orally or in writing.  These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  In particular, forward-looking statements include, without limitation, statements related to the expected completion date of its internal evaluation of internal controls.  The Company has based these forward-looking statements on current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  These risks include the risk that its assessment of internal controls may not be completed timely and/or that the Nasdaq may not grant additional time to come into compliance with reporting requirements and such failure may cause the Company’s stock to be delisted from the Nasdaq.  These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The Company does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 337-5212
Fax: (310) 324-3149
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 337-5200.